UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2009

CHINA DIRECT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of I. Andrew Weeraratne as Chief Financial Officer and Principal Financial and Accounting Officer

Effective January 26, 2009, the Board of Directors of China Direct, Inc. (the “Company”) approved the appointment of I. Andrew Weeraratne as its Chief Financial Officer and Principal Financial and Accounting Officer.  Mr. Weeraratne succeeded Ms. Jenny Liu, the Company’s Vice President of Finance.  Ms. Liu will remain with the Company, supervising the expansion of its accounting staff in China.

      From February 2000 to January 2009, Mr. Weeraratne was the investment officer for Passerelle Corp., a private investment company.  From August 2005 to December 2008 Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize State owned enterprises after the Iraq war.  From December 1998 to February 2000, Mr. Weeraratne was the Chief Financial Officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content.  From November 1996 to December 1998, Mr. Weeraratne was the Controller for Beachport Entertainment Corp., a provider of family entertainment and sporting events and television programming.  Mr. Weeraratne received a Bachelors of Science Degree in Accounting from Jones College in 1980 and graduated in 1976 from Tottenham College in London, England.  He is licensed as a Certified Public Accountant in Florida.

Mr. Weeraratne will receive a salary of $50,000 per year in cash plus $12,500 per month in shares of the Company’s common stock, of which $5,000 per month will be in the form of registered shares of common stock and $7,500 will be in the form of restricted common stock (collectively referred to as the “Stock Award”).  All shares comprising the Stock Award will be issued under the Company’s 2008 Non-Executive Stock Incentive Plan and will be issued within 10 days of the end of each monthly period during the term of employment (the Award Date”).  The restricted common stock will vest 100% 12 months after each Award Date and will be subject to the terms and conditions of the Company’s restricted stock award agreement as approved by the Company’s Compensation Committee of the Board of Directors.  The number of shares of the Company’s common stock to be issued under the Stock Award will be computed by dividing $12,500 by the closing price of the Company’s common stock on the last business day of each full month over the 12 month period after the Effective Date.  In addition, Mr. Weeraratne is entitled to participate in the Company’s health benefit plan.  Either the Company or Mr. Weeraratne may terminate Mr. Weeraratne’s employment at will without penalty.

Appointment of Philip Y. Shen, Ph.D. as a Director

Effective January 26, 2009, the Company's Board of Directors, in accordance with its bylaws, appointed Philip Y. Shen, Ph.D. to the Board as an independent director to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his resignation or removal.

Dr. Shen possesses three decades of high level experience in international sales and marketing, manufacturing, mergers/acquisitions, cross border investment, combined with his cultural background and fluency in Chinese dialects.  Dr. Shen has held numerous positions with Leggett and Platt, Inc. (“Leggett and Platt”), a Fortune 500 Company, for more than the past 20 years until his retirement in 2008.  Leggett and Platt is a diversified manufacturer of a broad variety of engineered components and products for customers worldwide.  Prior to his retirement at Leggett and Platt, Dr. Shen held the position of president of its Asia Pacific operations where he was responsible for business development, sales and marketing, sourcing and manufacturing, mergers and acquisitions, licensing and cross-cultural negotiations in the company’s Asia Pacific region.  Since his retirement in 2008, Dr. Shen has been engaged in international consulting representing clients in the area of cross-border investment and marketing.  In addition, since 2004, Dr. Shen has published a monthly publication, China Insights, which reports on a variety of topics important to business development and bi-directional trade.  Dr. Shen earned a Ph.D. degree in biochemistry from Western Michigan University in 1971.

Dr. Shen will receive $5,000 per quarter and $750 for each Board meeting he attends in-person.  Additionally, upon election to the Board effective on January 26, 2009, the Board granted Dr. Shen 4,000 shares of the Company’s restricted common stock.  The restricted common stock will vest on April 26, 2009 but only if Dr. Shen is still a director of the Company at the time of vesting.  The shares of restricted stock are eligible for the payment of dividends, if the Board were to declare dividends on the Company’s common stock.  The grant of restricted stock is made in addition to Dr. Shen’s cash retainer and meeting attendance fees.

Appointment of Mr. Yuwei Huang as a Director and Executive Vice President - Magnesium

Effective January 26, 2009, the Company's Board of Directors, in accordance with its bylaws, appointed Mr. Yuwei Huang as a director to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his resignation or removal.  In addition, Mr. Huang has been appointed as Executive Vice President of the Company’s magnesium segment.  The Company believes that Mr. Huang’s appointments will further strengthen its overall corporate decision making capabilities. Mr. Huang has substantial expertise in magnesium production and distribution and is a pioneer in the magnesium industry in China bringing a wealth of knowledge to the Company’s senior management level.

Mr. Huang, has served as Chief Executive Officer of the Company’s subsidiary, Taiyuan Changxin Magnesium Co., Ltd. (“Chang Magnesium”) since June 2006.  Mr. Huang also serves as General Manager of Taiyuan YiWei Magnesium Industry Co., Ltd. since founding the company in 1999 and serves in various positions with its affiliated entities including Vice Chairman of Shanxi Golden Trust YiWei Magnesium Industry Co., Ltd. since 2002, Vice Chairman of Taiyuan Qingcheng YiWei Magnesium Industry Co., Ltd. since 2001, Vice Chairman and General Manager of Taiyuan Minwei Magnesium Industry Co., Ltd. since 2000, General Manager of Taiyuan YiWei Magnesium Factory since 1998 and Chairman of Shangxi NiChiMen YiWei Magnesium Co., Ltd. since 1994.  Taiyuan YiWei Magnesium Co., Ltd., a minority owner of Chang Magnesium, owns interests in seven subsidiary magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China.

Mr. Haung, who is an executive officer of the Company, will not be paid any compensation for his services as a member of the Board of Directors.

Resignation of Marc Siegel as President and a Director

On January 23, 2009, in concert with the aforementioned additions, Mr. Marc Siegel resigned as president and a director of the Company.  Mr. Siegel’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 23, 2008, the Company entered into a consulting agreement with Mr. Siegel whereby Mr. Siegel will provide advice relating to the Company’s client consulting companies regarding their capitalization; alternative financing structures and arrangements and potential sources of investment capital; assist in developing appropriate acquisition criteria and identifying target industries; identify, evaluate, structure and provide advice in connection with potential mergers and acquisitions, divestitures, spin-offs, joint ventures and other corporate transactions; assist in evaluating and make recommendations concerning their relationships among various lines of business and potential areas for business growth; and provide such other services upon which Mr. Siegel and the Company may mutually agree.

The term of the consulting agreement begins on January 23, 2009 and terminates on December 31, 2009.  As compensation for his services, the Company will pay Mr. Siegel $120,000 in either cash or shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), at the option of the Company (the “Consulting Shares”).  The number of Consulting Shares, if issued in lieu of the cash amount, will be equal to the result of dividing $120,000 by the per share closing price of the Common Stock on the business day immediately following the Company’s filing of a public announcement disclosing the resignation of Mr. Siegel (the “Valuation Date”).  The Consulting Shares will be payable in four equal installments payable on March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009.  The Severance Shares will be issued pursuant to the Company’s 2008 Non-Executive Stock Incentive Plan and were approved by the Compensation Committee of the Company’s Board of Directors.  The award of the Severance Shares are intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934 (the “Act”) pursuant to Rule 16b-3 of the Act.  In the event the Company elects to pay Mr. Siegel in cash, such cash payments will be made quarterly as follows: $30,000 on March 31, 2009, $30,000 on or before June 30, 2009, $30,000 on or before September 30, 2009, and $30,000 on or before December 31, 2009.

In addition, on January 23, 2008, the Company entered into a separation agreement with Mr. Siegel in connection with his resignation as President of the Company.  Pursuant to the separation agreement, Mr. Siegel will receive a one-time award of $165,000 in shares of the Company’s common stock valued at the Valuation Date.  Mr. Siegel waived his annual base salary provided for in his employment agreement from October 1, 2008 through January 23, 2009 and the incentive compensation including bonus, if any, due in 2008.  In addition, Mr. Siegel will be entitled to benefits under the Company’s health care and dental insurance plans (the “Benefit Plans”) for a period of 12 months.  The separation agreement also includes a mutual non-disparagement clause and a general release of any claims against the Company by Mr. Siegel.  In addition, the Company agreed to purchase 1,500,000 shares of its Common Stock owned by Mr. Siegel at an aggregate purchase price of $1,650,000 pursuant to the Company’s stock repurchase program approved on September 10, 2008.

As part of the severance agreement, Mr. Siegel entered into a lock-up agreement whereby he agreed to limit the number of shares of Common Stock he may sell, offer to sell, make any short sale or otherwise dispose of any shares of the Common Stock he owns directly or indirectly as a custodian (the “Lock-Up Agreement”) as follows: (i) for a 90 period from the date of the Lock-Up Agreement (the “Private Transaction Lock-Up Period”), he may offer and sell up to a maximum of 700,000 shares of the Company’s Common Stock plus the shares of Common Stock he receives pursuant to the severance agreement (the “Private Transaction Shares”) in one or more private transactions; and (ii) until Mr. Siegel no longer owns any shares of the Common Stock, a number of shares of the Common Stock owned by Mr. Siegel in amounts that do not exceed 10% of the daily trading volume of the Company’s Common Stock at the Volume-Weighted Average Price (“VWAP”) of the stock.

The Lock-Up Agreement provides that in the event of a breach of the agreement, the Company will be entitled to terminate the January 23, 2009 Consulting Agreement entered into by and among the Company and Mr. Siegel.  In addition, in the event Mr. Siegel breaches any of the terms of the Lock-Up Agreement, and if requested by the Company, Mr. Siegel will pay to the Company an amount equal to 50% of the proceeds from such sales in violation of the Lock-Up Agreement as liquidated damages.  The Lock-Up Agreement permits Mr. Siegel to transfer the Company’s Common Stock he owns (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of Mr. Siegel or the immediate family of Mr. Siegel, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the Lock-Up Agreement.

This summary of the separation and severance agreement, consulting agreement, stock purchase agreement and lock-up agreement is qualified in its entirety by reference to these agreements which are attached as exhibits to this Form 8-K and incorporated herein by reference.

Amendment to Yuejian (James) Wang, Ph.D.’s Employment Agreement

On January 23, 2009, Yuejian (James) Wang, Ph.D, our Chief Executive Officer entered into an amendment to his August 7, 2008 employment agreement with the Company. The January 23, 2009 amendment waives the annual base salary provided for in the employment agreement from October 1, 2008 through December 31, 2008 and the incentive compensation including bonus, if any, due in 2008. All other terms and conditions of the employment agreement remains in full force and effect.

Item 7.01  Regulation FD Disclosure

On January 26, 2009, the Company issued a press release announcing the appointment of Dr. Shen and Mr. Huang as directors, the appointment of Mr. Weeraratne as Chief Financial Officer and the resignation of Mr. Siegel.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Consulting Agreement dated January 23, 2006 between China Direct, Inc. and Marc Siegel.
10.2	Separation and Severance Agreement dated January 23, 2006 between China Direct, Inc. and Marc Siegel.
10.3	Stock Purchase Agreement dated January 23, 2006 between China Direct, Inc. and Marc Siegel.
10.4	Lock-Up Agreement dated January 23, 2006 between China Direct, Inc. and Marc Siegel.
99.1	Press release dated January 26, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

Date: January 26, 2008	By:	/s/ Yuejian Wang
Yuejian (James) Wang,
Chief Executive Officer